Exhibit 99.1

August 9, 2018

We are pleased to report a summary of our operating results thus far for 2018. Consolidated net income for the quarter ended June 30, 2018 was $2.5 million, or $0.54 per share, compared to $2.2 million, or $0.50 per share, for the same period in 2017. Net Income was $5.2 million, or $1.16 per share, for the six months ended June 30, 2018, compared to $4.2 million, or $0.93 per share for the same period in 2017.

Total assets increased $52.7 million, or 7.9% to reach $717.6 million as of June 30, 2018 from $664.9 million as of June 30, 2017. Total loans increased $39.0 million, or 7.2% to $581.3 million as of June 30, 2018 compared to $542.3 million, as of June 30, 2017. Total deposits reached $578.9 million, as of June 30, 2018 compared to $564.6 million a year ago, or growth of $14.3 million, or 2.5%. The Company had total capital of $60.1 million with a book value per share of $13.46 as of June 30, 2018 compared to $58.5 million and $13.10 per share as of June 30, 2017.

Notable items that contributed to the difference in operating results year over year were: an increase in net interest income of $1.2 million, or 9.7%, caused by increased loan volume and higher yields; a reduction in gains on real estate loan sold of $368 thousand caused by lower sales volume and lower margins; a reduction in income tax expense of $526 thousand attributable to the new corporate tax rate; and an increase in non-interest expenses of $641 thousand. Included in noninterest income for the first half of 2018 were two non-recurring items totaling $443 thousand, offset for comparison purposes by $339 thousand in pension expense and $150 thousand in loan loss provision expense that did not occur in the first half of 2017.

Towards the end of the first quarter we introduced a new digital and mobile banking service, replacing a dated product. While not without glitches, the conversion was successful.

We now offer a contemporary service able to meet the needs of the most demanding digital/mobile consumers and businesses.

Our sense is that the local economy continues to improve despite emerging challenges. Our business owners are having difficulty recruiting qualified workers to keep up with demands. Home buyers are struggling to find inventory, particularly affordable housing. As a result, we are seeing more home building than in previous construction seasons, despite significant inflation in labor and building materials. Our residential construction volume is at all-time highs, with outstanding residential construction loan balances at this writing being $29 million compared to $15 million at this time last year. We are hopeful that the economy continues to grow at a reasonable pace, that prices remain relatively stable, and that exogenous factors do not needlessly harm the current expansion.

By the time you read this letter, we will have opened a new full service branch located in Berlin, VT. This branch is the first of three expansion opportunities which we have been working on over the past several months. The permitting and design process takes time but progress is being made and we are hopeful we will be opening branches in Jericho and Williston, VT in mid-2019.

On July 18, 2018, the Board of Directors declared a regular quarterly cash dividend of $0.30 per share payable August 9, 2018 to shareholders of record as of July 30, 2018. Please find your dividend check or advice of remittance enclosed.

Sincerely,

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:

TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com

NASDAQ STOCK MARKET

Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLOCAL.COM

		Kenneth D. Gibbons Chairman	David S. Silverman President & Chief Executive Officer

About Union Bankshares

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 18 banking offices, two loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 127 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Kenneth D. Gibbons-Chairman	Kenneth D. Gibbons - Chairman
ASSETS	JUNE 30, 2018	JUNE 30, 2017	JUNE 30, 2018		JUNE 30, 2017	JUNE 30, 2018	JUNE 30, 2017	Neil J. Van Dyke-Vice Chairman	David S. Silverman - President & CEO

								Steven J. Bourgeois	Karyn J. Hale - Chief Financial Officer
				(3 months ended)		(6 months ended)
								Dawn D. Bugbee	John H. Steel - Secretary
Cash and Due from Banks	$4,236	$3,466	Interest Income	$7,943	$7,101	$15,514	$13,940
								John M. Goodrich	Kristy Adams Alfieri - Assistant Secretary
								Nancy C. Putnam	Jeffrey G. Coslett - Vice President
Federal Funds Sold & Overnight Deposits	9,610	10,969	Interest Expense	731	516	1,378	1,053	Timothy W. Sargent
			Net Interest Income	7,212	6,585	14,136	12,887	David S. Silverman	REGIONAL ADVISORY BOARD MEMBERS
Interest Bearing Deposits in Banks	9,996	8,356						John H. Steel
			Provision for Loan Losses	150	—	150	—	Schuyler W. Sweet
Investment Securities	70,102	66,976	Net Interest Income After Provision for Loan Losses	7,062	6,585	13,986	12,887		Michael R. Barrett - St. Johnsbury
Loans Held for Sale	5,424	5,406							Joel S. Bourassa - Northern NH
			Trust Income	191	191	384	369	DIRECTORS	Steven J. Bourgeois - St. Albans
Loans, net	575,922	536,908	Noninterest Income	1,961	2,142	4,239	4,197	Kenneth D. Gibbons-Chairman	Stanley T. Fillion - Northern NH
								Neil J. Van Dyke-Vice Chairman	Rosemary H. Gingue - St. Johnsbury
Reserve for Loan Losses	(5,553)	(5,168)	Noninterest Expenses:					Joel S. Bourassa	John M. Goodrich - St. Johnsbury
			Salaries & Wages	2,614	2,504	5,263	5,072	Steven J. Bourgeois	Richard L. Isabelle - St. Johnsbury
Premises and Equipment, net	15,172	13,233						Dawn D. Bugbee	Christopher M. Knapp - Northern NH
			Pension & Employee Benefits	1,197	951	2,155	1,830	John M. Goodrich	Coleen K. Kohaut - St. Albans
Accrued Interest & Other Assets	32,736	24,777						Nancy C. Putnam	Justin P. Lavely - St. Johnsbury
			Occupancy Expense, net	336	363	731	753	Timothy W. Sargent	Daniel J. Luneau - St. Albans
Total Assets	$717,645	$664,923						David S. Silverman	Mary K. Parent - St. Johnsbury
			Equipment Expense	511	523	1,046	1,057	John H. Steel	Samuel H. Ruggiano - St. Albans
								Schuyler W. Sweet	David S. Silverman - All
			Other Expenses	1,660	1,530	3,258	3,100		Schuyler W. Sweet - Northern NH

			Total	6,318	5,871	12,453	11,812	Union Bank Offices (ATMs at all Branch Locations)
LIABILITIES & SHAREHOLDERS' EQUITY	JUNE 30, 2018	JUNE 30, 2017
			Income Before Taxes	2,896	3,047	6,156	5,641
			Income Tax Expense	446	820	959	1,484	VERMONT
Noninterest Bearing Deposits	$110,984	$108,169
			Net income	$2,450	$2,227	$5,197	$4,157	Berlin	1028 US Route 302	802.476.0061
Interest Bearing Deposits	360,582	356,541						Danville	421 Route 2 East	802.684.2211
			Earnings per share	$0.54	$0.50	$1.16	$0.93	Fairfax	Jct. Routes 104 & 128	802.849.2600
Time Deposits	107,321	99,913						Hardwick	103 VT Route 15 West	802.472.8100
			Book Value Per Share			$13.46	$13.10	Jeffersonville	5062 VT Route 15	802.644.6600
Borrowed Funds	69,039	36,395						Johnson	198 Lower Main Street	802.635.6600
								Lyndonville	183 Depot Street	802.626.3100
Accrued Interest & Other Liabilities	9,610	5,448						Morrisville	20 Lower Main Street	802.888.6600
									65 Northgate Plaza	802.888.6860
Common Stock	9,882	9,874						Newport	Loan Center
									325 East Main Street	802.334.0750
Additional Paid-in Capital	850	697						St. Albans	15 Mapleville Depot	802.524.9000
Retained Earnings								St. Johnsbury	364 Railroad Street	802.748.3131
	59,715	54,655							325 Portland Street	802.748.3121
Accumulated Other Comprehensive Loss	(6,260)	(2,722)						S. Burlington	Loan Center
									30 Kimball Avenue	802.865.1000
								Stowe	47 Park Street	802.253.6600
Treasury Stock at Cost	(4,078)	(4,047)						NEW HAMPSHIRE
								Groveton	3 State Street	603.636.1611
Total Liabilities & Shareholders' Equity	$717,645	$664,923						Littleton	263 Dells Road	603.444.7136
Standby letters of credit were $2,078,000 and $1,619,000 at June 30, 2018 and 2017, respectively.									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								N. Woodstock	155 Main Street	603.745.2488